EXHIBIT 3.7

BYLAWS

OF

COUNTRYWIDE FINANCIAL CORPORATION

(Countrywide Credit Industries, Inc. changed its name to
Countrywide Financial Corporation effective as of November 7, 2002.)

TABLE OF CONTENTS

BYLAWS OF
COUNTRYWIDE CREDIT INDUSTRIES, INC.

i

ii

BYLAWS
OF
COUNTRYWIDE CREDIT INDUSTRIES, INC.

ARTICLE I
Name and Location

Section 1:  Name

The name of this corporation shall be Countrywide Credit Industries, Inc.

Section 2:  Principal Offices

The principal executive office of the Corporation shall be located at 4500 Park Granada, Calabasas, California 91302.  The location may be changed by approval of the majority of the authorized Directors.

Section 3:  Other Offices

The Corporation may also have offices at such other places within or without the State of Delaware, and in accordance with all applicable laws and regulations, as the Board of Directors may determine from time to time where the Corporation is qualified to do business or the business of the Corporation may require.

ARTICLE II
Meeting of Shareholders

Section 1:  Place of Meeting, Etc.

All meetings of the shareholders shall be held at such dates, times and places within or without the State of Delaware as shall be determined by the Board of Directors, the Chairman of the Board or the Chief Executive Officer and as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof, except as otherwise provided in these Bylaws.  If the place of any meeting is not so fixed, it shall be held at the principal executive office of the Corporation in the State of California.

Section 2:  Annual Meeting

The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly be brought before such meeting shall be held on the first Friday in July in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day or on such date and at such time as may be designated by the Board of Directors.

Section 3:  Special Meeting

Special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman of the Board or the Chief Executive Officer and shall be called by the

Chief Executive Officer or the Secretary upon the written request of a majority of the directors.  Such request shall state the purpose or purposes of the proposed meeting.  At such meetings the only business which may be transacted is that relating to the purpose or purposes set forth in the notice thereof.

Section 4:  Notice of Meetings

Except as otherwise required or permitted by law, whenever the shareholders are required or permitted to take any action at a meeting, written notice thereof shall be given, stating the place, date and time of the meeting and, unless it is the annual meeting, by or at whose direction it is being issued.  Notice of a special meeting shall also state the purpose or purposes for which the meeting is called.  A copy of the notice of any meeting shall be delivered personally or shall be mailed to each shareholder of record entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the date of such meeting.  If mailed, the notice shall be given when deposited in the United States mail, postage prepaid and shall be directed to each shareholder at his address as it appears on the record of shareholders, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address.  Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy and shall not protest, prior to the conclusion of such meeting, the lack of notice thereof, or who shall submit, either before or after the meeting, a signed waiver of notice, in person or by proxy.  Unless the Board shall fix a new record date for an adjourned meeting or the adjournment is for more than thirty days, notice of such adjourned meeting need not be given if the place, date and time to which the meeting shall be adjourned is announced at the meeting at which the adjournment is taken.

Section 5:  Quorum

At all meetings of shareholders, the holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote thereat shall be present in person or by proxy in order to constitute a quorum for the transaction of business, except as otherwise provided by law or by the Certificate of Incorporation of the Corporation.  In the absence of a quorum, the shareholders present in person or by proxy and entitled to vote thereat if a quorum had been present may adjourn the meeting.

Section 6:  Voting

Except as otherwise provided by the Certificate of Incorporation of the Corporation, at any meeting of the shareholders every shareholder of record having the right to vote thereat shall be entitled to one vote for every share of stock standing in his name as of the record date and entitling him to so vote.  A shareholder may vote in person or by proxy.  Except as otherwise provided or permitted by law, and except as otherwise provided by the Certificate of Incorporation of the Corporation and by these Bylaws, any corporate action to be taken by a vote of the shareholders shall be authorized by a majority of the votes cast at a meeting by the shareholders present in person or by proxy and entitled to vote thereon.

Section 7:  Proxies

Every proxy shall be executed in writing by the shareholder, or by his attorney-in-fact, and shall be valid until the expiration of three (3) years from the date thereof, unless otherwise provided in the proxy.   Every proxy shall be revocable at the pleasure of the shareholder executing it, unless it otherwise states that it is irrevocable and is coupled with an interest, or except as otherwise provided by law.

Section 8:  Listing of Shareholders

A list of shareholders entitled to vote at any meeting of shareholders shall be prepared by the officer of the Corporation in charge of the stock ledger at least ten days prior to such meeting, which list shall be open to examination by any shareholder for any purpose germane to the meeting, during ordinary business hours, for ten days prior to the meeting and, in addition, shall be produced at such meeting of the shareholders and may be inspected by any shareholder who is present thereat.

Section 9:  Inspectors

The Board, in advance of any meeting of shareholders, may appoint one or more inspectors to act at such meeting or any adjournment thereof.  If inspectors are not appointed or if any of them shall fail to appear or act, the Chairman of the meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

Section 10:  Conduct of Meetings

At each meeting of the shareholders, the Chairman of the Board or, in his absence, the Vice Chairman of the Board or, in his absence, the Chief Executive Officer or, in his absence, the President or, in his absence, one of the Executive Vice Presidents, in order of seniority, or in their absence, one of the Senior Managing Directors, in order of seniority, or in their absence, one of the Managing Directors, in order of seniority, shall act as Chairman of the meeting.  The Secretary or, in his absence, any person appointed by the Chairman of the meeting shall act as Secretary of the meeting and keep the minutes thereof.  The order of business at all meetings of the shareholders shall be as determined by the Chairman of the meeting.

Section 11:  Exclusive Means of Shareholder Action

Any action required or permitted to be taken by the shareholders shall be taken at an annual or special meeting of the shareholders.  No action may be taken by shareholders by written consent.

Section 12:  Nomination of Directors

Nominations of candidates for election as directors at any annual meeting of shareholders may be made (i) by, or at the direction of, a majority of the Board of Directors or (ii) by any shareholder of record entitled to vote at such annual meeting.

Only persons nominated in accordance with procedures set forth in this Section 12 shall be eligible for election as directors at an annual meeting.

Nominations other than those made by, or at the direction of, a majority of the Board of Directors shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 12.  To be timely, a shareholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the date of the scheduled annual meeting, regardless of postponements, deferrals, or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled Annual meeting was mailed or the day on which such public disclosure was made.  Such shareholder’s notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation’s equity securities which are Beneficially Owned (as defined below) by such person on the date of such shareholder notice and (d) any other information relating to such person that would be required to be disclosed pursuant to Regulation 13D under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the acquisition of shares, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such person is subject to the provisions of such regulations, including, but not limited to, information required to be disclosed by Items 4(b) and 6 of Schedule A of Regulation 14A and information which would be required to be filed on Schedule B of Regulation 14A with the Securities and Exchange Commission (as such Items and Schedules are in effect on the date hereof and such additional information required by those provisions or successor provisions adopted after the date hereof); and (ii) as to the shareholder giving the notice (a) the name and address, as they appear on the Corporation’s books, of such shareholder and any other shareholder who is a record or Beneficial Owner of any equity securities of the Corporation and who is known by such shareholder to be supporting such nominee(s) and (b) the class and number of shares of the Corporation’s equity securities which are Beneficially Owned and owned of record by such shareholder on the date of such shareholder notice and the number of shares of the Corporation’s equity securities Beneficially Owned and owned of record by any person known by such shareholder to be supporting such nominee(s) on the date of such shareholder notice.  At the request of a majority of the Board of Directors any person nominated by, or at the direction of, the Board of Directors for election as a director at an annual meeting shall furnish to the Secretary of the Corporation that information which pertains to the nominee.  Ballots bearing the names of all the persons who have been nominated for election as directors at an annual meeting in accordance with the procedures set forth in this Section 12 shall be provided for use at the annual meeting.

A majority of the directors may reject any nomination by a shareholder not timely made in accordance with the requirements of this Section 12.  If a majority of the directors determines that the information provided in a shareholder’s notice does not satisfy the informational requirements of this Section 12 in any material respect, the Secretary of the Corporation shall promptly notify such shareholder of the deficiency in the notice.  The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days, from the date such deficiency notice is given to the shareholder, as a majority of the directors shall reasonably determine.  If the deficiency is not cured within such period, or if a majority of the directors reasonably determines that the additional information provided by the shareholder, together with the information previously provided, does not satisfy the requirements of this Section 12 in any material respect, then a majority of the directors may reject such shareholder’s nomination.  The Secretary of the Corporation shall notify a shareholder in writing whether his nomination has been made in accordance with the time and informational requirements of this Section 12.  Notwithstanding the procedure set forth in this Section 12, if the majority of the directors does not make a determination as to the validity of any nominations by a shareholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether a nomination was not made in accordance with the terms of this Section 12.  If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 12, he shall so declare at the annual meeting and the defective nomination shall be disregarded.

For purposes of this Section 12 and Section 13, a person shall be considered the “Beneficial Owner” of any security (whether or not owned of record):

(a)                                  with respect to which such person or any affiliate or associate (as those terms are defined under Rule 12b-2 of the General Rules and Regulations under the Exchange Act) of such person directly or indirectly has or shares (i) voting power, including the power to vote or to direct the voting of such securities and/or (ii) investment power, including the power to dispose of or to direct the disposition of such security;

(b)                                 which such person or any affiliate or associate of such person has (i) the right or obligation to acquire (whether such right or obligation is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, and/or (ii) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing and whether or not such right is exercisable immediately or only after the passage of time); or

(c)                                  which is Beneficially Owned within the meaning of (a) or (b) of this paragraph by any other person with which such first-mentioned person or any of its affiliates or associates has any agreement, arrangement or understanding (whether or not in writing), with respect to (x) acquiring, holding, voting or disposing of such security or any security convertible into or exchangeable or exercisable for such security, or (y) acquiring, holding or disposing of all or substantially all of the assets or businesses of the Corporation or a subsidiary of the Corporation.

Section 13:  New Business

At an annual meeting of shareholders, only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by, or at the direction of, the majority of the Board of Directors or (b) by any shareholder of the Corporation who complies with the notice procedures set forth in this Section 13, subject to Regulation 14A of the federal securities laws (17 C.F.R. 240.14a-1 - 240.14a-14) or any successor regulation (the “Proxy Rules”).  For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than one hundred twenty (120) days in advance of the date of the proxy statement sent to shareholders in connection with the prior year’s annual meeting, except if no annual meeting was held in the prior year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the prior year’s proxy statement, a proposal must be received by the Corporation a reasonable time before the annual meeting proxy solicitation is made.  A shareholder’s notice to the Secretary shall set forth as to the matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address of the shareholder proposing such business and any other shareholder who is the record or Beneficial Owner of any equity security of the Corporation known by such shareholder to be supporting such proposal, (c) the class, number of shares and date acquired of the Corporation’s equity securities which are Beneficially Owned and owned of record by the shareholder giving the notice on the date of such shareholder notice, together with documentary support for any claim of beneficial ownership, and by any other record or Beneficial Owners of the Corporation’s equity securities known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial or other interest of the shareholder in such proposal.  A shareholder may only submit one proposal.  If the shareholder wants the proxy statement to contain a statement in support of the proposal, the supporting statement, which together with the proposal shall not exceed 500 words, shall be furnished to the Corporation with the shareholder’s notice.

A majority of the directors may reject any shareholder proposal not timely made in accordance with the terms of this Section 13 or as otherwise permitted by the Proxy Rules.  Notice to the shareholder of the status of a shareholder proposal will be given in accordance with the Proxy Rules.

ARTICLE III
Board of Directors

Section 1:  Number of Board Members

The number of directors of the Corporation, which shall constitute the entire Board of Directors, shall not be less than three (3) nor more than fifteen (15) and shall be fixed from time to time by vote of a majority of the entire Board, but until the entire Board shall so fix the number, the number of directors which shall constitute the entire Board shall be three.

Section 2:  Classification of Board

The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, such classes to be as nearly equal in number as possible.  At the annual meeting of shareholders in 1987, directors of Class I shall be elected to hold office for a term expiring at the first succeeding annual meeting, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting, and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting.  Thereafter at each annual meeting of shareholders, directors shall be chosen for a term of three years to succeed those whose terms then expire, and subject to his earlier death, resignation or removal as provided in the Certificate of Incorporation or this Article, shall hold office until the third following annual meeting of shareholders and until the election of their respective successors.  The persons receiving a plurality of the vote cast at each election for directors shall be so elected.

Section 3:  Removal

Any director may be removed from office only for cause and only by the affirmative vote of the holders of two-thirds (66-2/3%) of the voting power of the outstanding shares of Common Stock.

Section 4:  Resignations

Any director may resign at any time by giving written notice of his resignation to the Chairman of the Board, the Chief Executive Officer, the President or the Board.  Any such resignation shall take effect at the time specified therein or if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5:  Vacancies

Any vacancy on the Board of Directors, whether arising through death, resignation or removal of a director or through an increase in the number of directors of any class, shall be filled by a majority vote of all the remaining directors, though less than a quorum.  The term of office of any director elected to fill such a vacancy shall expire at the expiration of the term of office of directors of the class to which such director was elected.

Section 6:  Place of Meetings

All meetings of the Board shall be held at the principal executive office of the Corporation in the State of California or at such other place, as the Board may designate from time to time.

Section 7:  Annual Meeting

The first meeting of each newly elected Board shall be held immediately after the shareholders’ annual meeting.  Notice of such Board meeting shall not be necessary in order to constitute the meeting, provided a quorum shall be present.  In the event that such meeting does not take place, the meeting may be held at any other time and place as shall be specified in a notice thereof given as hereinafter provided in Section 10 of this Article III, or as shall be specified in a duly executed waiver of notice thereof.

Section 8:  Regular Meetings

Regular meetings of the Board shall be held on such dates and at such place and time as the Board may fix.  Notice of regular meetings need not be given, except as otherwise required by law.

Section 9:  Special Meeting

Special meetings of the Board may be called by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or the President and shall be called by the Chief Executive Officer or the Secretary upon the written request of a majority of the directors.  Such request shall state the purpose or purposes of the meeting.

Section 10:  Notice of Meeting

Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary or an Assistant Secretary and shall state the place, date and time of the meeting.  Notice of each such meeting either shall be given orally or shall be mailed to each director at his residence or usual place of business.  If notice of less than one week is given, it shall be oral, whether by telephone or personal delivery, or sent by special delivery mail or telegraph.  If mailed, the notice shall be given when deposited in the United States mail, postage prepaid.  Notice of any meeting need not be given to any director who shall submit, either before or after the meeting, a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him.  Notice of any adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, as well as to the other directors unless the place, date and time of the new meeting is announced at the adjourned meeting.

Section 11:  Quorum

At all meetings of the Board, a majority of the entire Board shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at the time of the vote, if a quorum is present, shall be the act of the Board, except as otherwise provided by law.  A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another place, date and time.

Section 12:  Conduct of Meetings

At each meeting of the Board, the Chairman of the Board or, in his absence, the Vice Chairman of the Board or, in his absence, the Chief Executive Officer or, in his absence, the President or, in his absence, another chosen by a majority of the directors present shall act as Chairman of the meeting.  The Secretary or, in his absence, any person appointed by the Chairman of the meeting shall act as Secretary of the meeting and keep the minutes thereof.  The order of business at all meetings of the Board shall be as determined by the Chairman of the meeting.

ARTICLE IV
Committee of the Board

Section 1:  General

The Board of Directors may, by resolution duly adopted by a majority of the authorized number of Directors, designate one or more committees, each consisting of one or more Directors and with such powers as it may designate, consistent with the Certificate of Incorporation, these Bylaws, and Delaware law.  The appointment of Directors as alternate members of a committee requires the vote of a majority of the authorized number of the Board.  Such committees (including the members thereof) shall serve at the pleasure of the Board.

Section 2:  Authority of Committees; Duties of Directors

Each such committee, to the extent provided in the resolution establishing it, shall have and may exercise all the authority of the Board with respect to all matters, except as otherwise provided by law.  The designation of any committee and the delegation of authority thereto shall not alone relieve any director of his duty to the Corporation.

ARTICLE V
Officers

Section 1:  Executive Officers, Etc.

The executive officers of the Corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a President, one or more Executive Vice Presidents, one or more Senior Managing Directors, one or more Managing Directors, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary and a Treasurer.  The Board may also elect or appoint such other officers as it deems necessary or desirable for the conduct of the business of the Corporation.  Any two or more offices may be held by the same person, except the offices of Chief Executive Officer and Secretary.

Section 2:  Duties

(a)                                  The Chairman of the Board:  The Chairman of the Board of Directors shall preside at all meetings of the shareholders and directors and shall have such other powers and duties as may be assigned by the Board from time to time.

(b)                                 The Vice Chairman of the Board:  The Vice Chairman of the Board shall perform, in the absence or disability of the Chairman of the Board, the duties and exercise the powers of the Chairman of the Board and shall generally assist the Chairman of the Board and perform such other duties as the Board of Directors or the Chairman of the Board shall prescribe.

(c)                                  The Chief Executive Officer:  The Chief Executive Officer shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, shall be ex officio a member of all standing committees, and shall see that all orders and resolutions of the Board are carried into effect.

(d)                             The President:  The President shall participate with the Chief Executive Officer in determining the Corporation’s strategic direction, shall perform, in the absence or disability of the Chief Executive Officer, the duties and exercise the powers of the Chief Executive Officer, and shall perform such other duties as the Board of Directors shall prescribe.

(e)                                  Executive Vice Presidents:  The Executive Vice President or, if there be more than one, the Executive Vice Presidents, in order of their seniority or in any other order determined by the Board, shall perform, in the absence or disability of the President, the duties and exercise the powers of the President and shall generally assist the President and perform such other duties as the Board of Directors or the Chief Executive Officer shall prescribe.

(f)                                    Senior Managing Directors:  The Senior Managing Director, or if there be more than one, the Senior Managing Directors, in order of their seniority or in any other order determined by the Board, shall perform, in the absence or disability of the Executive Vice President or, if there be more than one, in the absence or disability of all Executive Vice Presidents, the duties and exercise the powers of the Executive Vice President and shall perform such other duties as the Board of Directors or the Chief Executive Officer shall prescribe.

(g)                                 Managing Directors:  The Managing Director or, if there be more than one, the Managing Directors, in order of their seniority or in any other order determined by the Board, shall generally assist the Senior Managing Director, or if there be more than one, the Senior Managing Directors, and perform such other duties as the Board of Directors or the Chief Executive Officer shall prescribe.

(h)                                 Senior Vice Presidents:  The Senior Vice President or, if there be more than one, the Senior Vice Presidents, in order of their seniority or in any other order determined by the Board, shall perform such duties as the Board of Directors or the Chief Executive Officer shall prescribe.

(i)                                     Vice Presidents:  The Vice President or, if there be more than one, the Vice Presidents, in order of their seniority or in any other order determined by the Board, shall perform such duties as the Board of Directors or the Chief Executive Officer shall prescribe.

(j)                                     The Secretary:  The Secretary shall attend all meetings of the Board and all meetings of the shareholders and shall record all votes and the minutes of all proceedings in books to be kept for that purpose and shall perform like duties for the standing committees when required.  Except as otherwise provided by these Bylaws or as directed by the Board, he shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of

Directors or the Chief Executive Officer.  He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, he shall affix the same to any corporate instrument and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or Assistant Treasurer.  He shall keep in safe custody such books and records as the Board may direct and shall perform all other duties incident to the office of Secretary, or as may be prescribed by the Board of Directors or the Chief Executive Officer.

(k)                                  The Treasurer:  The Treasurer shall have the care and custody of the corporate funds, he shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and he shall perform all other duties incident to the office of Treasurer, or as may be prescribed by the Board of Directors or the Chief Executive Officer.

Section 3:  Election; Removal

Each officer shall be elected or appointed by the Board and shall hold office for such terms as may be prescribed by the Board.  Any officer may be removed with or without cause at any time by the Board.

Section 4:  Resignations

Any officer may resign at any time by giving written notice of his resignation to the Chairman of the Board, the Chief Executive Officer, the President or the Board.  Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5:  Vacancies

If an office becomes vacant for any reason, the Board shall fill such vacancy, and each officer so elected by the Board shall serve for such term as may be prescribed by the Board.

ARTICLE VI
Provision Relating to Stock Certificates and Shareholders

Section 1:  Certificates

Certificates for the Corporation’s capital stock shall be in such form as required by law and as approved by the Board.  Each such certificate shall be signed in the name of the Corporation by the Chairman of the Board or the Vice Chairman of the Board or the Chief Executive Officer or the President or any Executive Vice President or any Senior Managing Director or any Managing Director and by the Secretary or the Treasurer or any Assistant Secretary or any Assistant Treasurer, and shall bear the seal of the Corporation or a facsimile thereof.  If any such certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or its employees, the signature of any such officer may be a facsimile signature.  In case of any officer who shall have signed or whose facsimile signature was placed on any such certificate shall have ceased to be such officer before such certificate shall be issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Section 2:  Lost Certificates, Etc.

The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, mutilated, stolen or destroyed, and the Board may require the owner of such lost, mutilated, stolen or destroyed certificate, or his legal representatives, to make an affidavit of that fact and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, mutilation, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 3:  Transfer of Shares

Transfers of shares shall be registered on the books of the Corporation maintained for that purpose upon presentation of stock certificates appropriately endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

Section 4:  Record Date

For the purpose of determining the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board may fix, in advance, a record date.  Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.

Section 5:  Regulations

Except as otherwise provided by law, the Board may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient, concerning the issue, transfer and registration certificates for the securities of the Corporation.  The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of capital stock to bear the signature or signatures of any of them.

ARTICLE VII
General Provisions

Section 1:  Dividends

The Board shall have full power and discretion, subject to the provisions of the Certificate of Incorporation of the Corporation or the terms of any other corporate document, to determine what, if any, dividends shall be declared and paid or distributed.

Section 2:  Seal

The Corporation’s seal shall be in such form as is required by law and as shall be approved by the Board.

Section 3:  Fiscal Year

The fiscal year of the Corporation shall be fixed by resolution of the Board.

Section 4:  Checks, Etc.

All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed in the name and on behalf of the Corporation by such officer or officers or such other person or persons as the Board may designate from time to time.

Section 5:  General and Special Bank Accounts

The Board may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may be delegated by the Board from time to time.  The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

Section 6:  Proxies in Respect of Securities of Other Corporations

Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, an Executive Vice President, a Senior Managing Director, or a Managing Director may from time to time appoint an attorney or attorneys or agent or agents, of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

ARTICLE VIII
Indemnification of Directors, Officers, Employees and other Corporate Agents

Section 1:  Action, Etc., Other than by or in the Right of the Corporation

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the Corporation (other than a judicial action or suit brought by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereinafter as an “Agent”), against expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Section 2:  Action, Etc., by or in the Right of the Corporation

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was an Agent against expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of such action suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other such court shall deem proper.

Section 3:  Determination of Right of Indemnification

Any indemnification under Sections 1 or 2 of this Article VIII (unless ordered by a court) shall be made by the Corporation unless a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, that such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe that his conduct was unlawful.

Section 4:  Indemnification Against Expenses of Successful Party

Notwithstanding the other provisions of this Article VIII, to the extent that an Agent has been successful on the merits or otherwise, including the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any proceeding or in defense of any claim, issue or matter therein, such Agent shall be indemnified against all expenses incurred in connection therewith.

Section 5:  Advances or Expenses

Except as limited by Section 6 of this Article VIII, expenses incurred in any action, suit, proceeding or investigation shall be paid by the Corporation in advance of the final disposition of such matter if the Agent shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification.  Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the Board of Directors or counsel at the time such determination is made, such person acted in bad faith and in a matter that such person did not believe to be in or not opposed to the best interest of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful.  In no event shall any advance be made in instances where the Board of Directors or independent legal counsel reasonably determines that such person deliberately breached his duty to the Corporation or its stockholders.

Section 6:  Right of Agent to Indemnification Upon Application; Procedure Upon Application

Any indemnification or advance under this Article VIII shall be made promptly, and in any event within ninety days, upon the written request of the Agent, unless, a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors that such Agent acted in a manner set forth in this Article VIII as to justify the Corporation’s not indemnifying or making an advance to the Agent.  In the event no quorum of disinterested directors is obtainable, the Board of Directors shall promptly direct that independent legal counsel shall decide whether the Agent acted in the manner set forth in this Article VIII as to justify the Corporation’s not indemnifying or making an advance to the Agent.  The right to indemnification or advances as granted by this Article VIII shall be enforceable by the Agent in any court of competent jurisdiction, if the Board of Directors or independent legal counsel denies the claim, in the whole or in part, or if no disposition of such claim is made within ninety days.  The Agent’s expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

Section 7:  Other Rights and Remedies

The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which an Agent seeking indemnification may be entitled under any

Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person.  All rights to indemnification under this Article shall be deemed to be provided by a contract between the Corporation and the Agent who serves in such capacity at any time while these Bylaws and other relevant provisions of the general corporation law and other applicable law, if any, are in effect.  Any repeal or modification thereof shall not affect any rights or obligations then existing.  The execution of any other written contract for indemnification between the Agent and the Corporation shall in no way limit the rights of the Agent under this Article.

Section 8:  Insurance

Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VIII.

Section 9:  Constituent Corporations

For the purposes of this Article VIII, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee, trustee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

Section 10:  Other Enterprises, Fines, and Serving at Corporation’s Request

For purposes of this Article VIII, references to “other enterprises” in Sections 1 and 9 shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee, trustee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, trustee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

Section 11:  Indemnification of Employees and Agents

As determined by the Board of Directors, the Corporation may indemnify and advance expenses to an employee or agent of the Corporation to the same or a lesser extent that it shall indemnify officers and directors under this Article VIII.

Section 12:  Savings Clause

If this Article VIII, or any portion thereof, shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent as to expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding or an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VIII that shall not have been invalidated, or by any other applicable law.

ARTICLE IX
Amendments

The Board shall have the power to amend, repeal or adopt bylaws by the majority vote of the directors present at any regular or special meeting of the Board at which a quorum is present.  Any bylaw adopted by the Board may be amended or repealed at a shareholders’ meeting by vote of the holders of at least two-thirds (66-2/3%) of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, unless (a) two-thirds of the entire Board and (b) a majority of the Continuing Directors (as specified by Article Eighth of the Certificate of Incorporation of the Corporation) declares such amendment or repeal to be advisable.

Countrywide Credit Industries, Inc.
Amendment to Bylaws

Resolutions of the Board of Directors, March 24, 2000:

Amendment of Bylaws to Insert Provision Regarding Postponement or
Cancellation of Stockholder Meetings

WHEREAS, this Board of Directors deems it to be in the best interests of Countrywide Credit Industries, Inc. (the “Corporation”) to amend its bylaws as set forth below;

NOW THEREFORE, BE IT RESOLVED, That Article II, Section 4 of the Bylaws of the Corporation be and hereby is amended by adding a new sentence to the end of the Section, the section thereby reading in its entirety as follows:

Section 4:  Notice of Meetings

Except as otherwise required or permitted by law, whenever the shareholders are required or permitted to take any action at a meeting, written notice thereof shall be given, stating the place, date and time of the meeting and, unless it is the annual meeting, by or at whose direction it is being issued.  Notice of a special meeting shall also state the purpose or purposes for which the meeting is called.  A copy of the notice of any meeting shall be delivered personally or shall be mailed to each shareholder of record entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the date of such meeting.  If mailed, the notice shall be given when deposited in the United States mail, postage prepaid and shall be directed to each shareholder at his address as it appears on the record of shareholders, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address.  Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy and shall not protest, prior to the conclusion of such meeting, the lack of notice thereof, or who shall submit, either before or after the meeting, a signed waiver of notice, in person or by proxy.  Unless the Board shall fix a new record date for an adjourned meeting or the adjournment is for more than thirty days, notice of such adjourned meeting need not be given if the place, date and time to which the meeting shall be adjourned is announced at the meeting at which the adjournment is taken.  Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be canceled, by resolution of the Board upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Countrywide Credit Industries, Inc.
Amendment to Bylaws

Resolutions of the Board of Directors, September 28, 2000:

Amendment to Bylaws

WHEREAS, the Board deems it to be in the best interests of the Corporation and its shareholders to allow shareholder actions to be voted electronically and telephonically.

NOW, THEREFORE, BE IT RESOLVED, That Section 7 of the Bylaws of the Corporation be, and hereby is, amended in its entirety to read as follows:

Section 7:  Proxies

At all meetings of shareholders, a shareholder may vote in person or by proxy.  A shareholder may authorize another person or persons to act for him as proxy by the following means:

(a)                                  executing a written authorization signed by the shareholder or his attorney-in-fact; or

(b)                                 transmitting or authorizing the transmission of a telegram, facsimile, telephone call or other means of electronic transmission permitted by Delaware law.

Such proxy shall be filed with the Secretary of the Corporation or other person authorized to tabulate votes before or at the time of the meeting.  No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.  Every proxy shall be revocable at the pleasure of the shareholder executing it, unless it otherwise states that it is irrevocable and is coupled with an interest, or except as otherwise provided by law.  Any copy of the writing or transmission created may be substituted or used in lieu of the original.